Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of EMPERIAL AMERICAS, INC. (the “Company”) on Form 10-Q for the period ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Alonzo Pierce, Principal Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Periodic Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: AUGUST 23, 2012	By:	/s/ Alonzo Pierce
Alonzo Pierce
President, CEO, Chief Financial Officer